SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-LAMSON & SESSION CO

                    GAMCO INVESTORS, INC.
                                 2/26/02           10,000             4.4760
                                 2/26/02              500             4.4500
                                 2/26/02            2,000             4.3000
                                 2/25/02            2,000             4.1875
                                 2/22/02            4,500             4.3111
                                 2/19/02            2,000             4.4825
                                 2/12/02            5,000             4.4730
                                 2/12/02            2,000             4.4250
                                 1/31/02            2,500             5.4900
                                 1/29/02            2,500             5.5440
                    GABELLI ADVISERS, INC.
                                12/27/01            2,000             5.0000
                     GABELLI FUNDS, LLC.
                         GABELLI VALUE FUND
                                 2/22/02            2,500             4.2500
                                 2/21/02            2,500             4.0000
                         GABELLI SMALL CAP GROWTH FUND
                                12/27/01           35,500             5.0000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.